Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Altair Nanotechnologies Inc. (the "Company") of our reports dated March 12, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the proxy statement, which is part of this Registration Statement.  We also consent to the reference to our firm under the caption "Experts" in such proxy statement.

 /s/ Perry Smith LLP

Sacramento, California
May 28, 2010